                                                                    EXHIBIT 23.6



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-47672, 333-44702, 333-32214, 333-39908 and
333-85553) and Form S-3 (No. 333-85211) of Devon Energy Corporation of our report dated January 28, 2000, except for Note 2 which is as of October 30, 2000, relating to the consolidated financial statements of Santa Fe Snyder Corporation, which appears in this Annual Report on Form 10-K of Devon Energy Corporation.



PricewaterhouseCoopers LLP

Houston, Texas
March 15, 2001